Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and executed as of May 27, 2010 by and among Nutrastar International Inc., a Nevada corporation (the "Company"), ARC China, Inc., a Shanghai corporation ("ARC China"), Gilford Securities Incorporated, as the placement agent (the "Placement Agent"), Corporate Stock Transfer, Inc., as the escrow manager (the "Escrow Manager"), and United Western Bank, as the bank escrow agent (the "Bank Escrow Agent"). Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement (as defined below).

RECITALS

A.   The Company is in the process of raising capital in an offering (the "Offering") placed by the Placement Agent of up to an aggregate of 250,000 Units, at a price of $28.56 per Unit and for an aggregate purchase price of up to $7,140,000, with each "Unit" comprised of (i) one share of the Company's newly designated Series A convertible preferred stock, par value $0.001 per share, and (ii) warrants to purchase five shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at an exercise price of $3.40 per share;

B.   Each Purchaser subscribing to purchase Units will enter into the Securities Purchase Agreement with the Company and the other Purchasers party thereto (the “Securities Purchase Agreement”);

C.   The Securities Purchase Agreement provides that each Purchaser shall deposit its Purchase Price in a segregated escrow account to be held by Escrow Manager (the “Escrow Account”) in order to effectuate disbursements to the Company through one or more closings, which may be held at such times and in such amounts as may be mutually agreed upon by the Company and ARC China (each, a "Closing", and together, the "Closings").

D.   The Securities Purchase Agreement provides that the Aggregate Purchase Price received from all Purchasers (the “Escrow Funds”) will be held in the Escrow Account until such time as the Company and Placement Agent authorize the Escrow Manager to release such funds to the Company and for payment of Closing expenses at the Closing in accordance with the terms hereof; provided that the Company acknowledges and agrees that $100,000 of the Escrow Funds (the “IR Cash”) will remain in the Escrow Account and will not be disbursed to the Company at the initial Closing for dissemination to investor relations firms mutually agreeable to the Company and ARC China; provided that any IR Cash not used to compensate investor relations firms within a period of 12 months of the Closing Date (the "IR Period") shall be released to the Company;

E.   The Company further acknowledges and agrees that (i) an additional $250,000 of the Escrow Funds (the “CFO Cash”), will remain in the Escrow Account and will not be disbursed to the Company at the first Closing, which will be used as compensation for a yet-to-be-determined Chief Financial Officer mutually agreeable to the Company and ARC China (the "CFO Candidate"); and

F.   Escrow Manager has agreed to accept, hold, and disburse the funds and securities deposited with it in accordance with the terms of this Agreement and the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Appointment of Escrow Manager; Deposit of Escrow Funds. The Placement Agent and the Company hereby appoint the Escrow Manager as their agent and custodian to invest and disburse the Escrow Funds deposited with the Escrow Manager pursuant to the terms of this Escrow Agreement. The Placement Agent and the Company hereby further appoint the Escrow Manager as their agent and custodian to invest and disburse the IR Cash deposited with the Escrow Manager to IR Firms, and the CFO Cash to the CFO Candidate pursuant to this Escrow Agreement.

2. Methods of Disposition of the Escrow Funds. The Escrow Manager will invest the Escrow Funds, the IR Cash and the CFO Cash as specified in this Escrow Agreement until authorized hereunder to deliver such Escrow Funds, IR Cash and CFO Cash, or a portion thereof, as follows:

(a) At each Closing, upon receipt of a certificate in the form of Schedule I attached hereto executed by the Placement Agent and the Company, the Escrow Manager shall deliver the Escrow Funds, (i) net of the IR Cash to be held in escrow for release to IR Firms and (ii) net of the CFO Cash to be held in escrow for release to the CFO Candidate, as directed in such certificate;

(b) Following each Closing, the Escrow Manager will continue to hold the IR Cash until the Company and ARC China execute one or more certificates in the form of Schedule II attached hereto directing the Escrow Manager to disburse all or a portion of the IR Cash pursuant to such certificate. In disbursing the IR Cash, the Escrow Manager is authorized to rely upon any such certificate from the Company and ARC China and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from ARC China that the Escrow Agent already has on file;

(c) Following each Closing, the Escrow Manager will continue to hold the CFO Cash until the Company and ARC China execute one or more certificates in the form of Schedule III attached hereto directing the Escrow Manager to disburse all or a portion of the CFO Cash pursuant to such certificate. In disbursing the CFO Cash, the Escrow Manager is authorized to rely upon any such certificate from the Company and ARC China and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from ARC China that the Escrow Agent already has on file;

(d) At the expiration of the IR Period, upon receipt of a written request from the Company, the Escrow Manager shall deliver to the Company the portion of the IR Cash, if any, that has not been distributed to IR Firms pursuant to Subsection (b);

(e) On or after May 21, 2012, upon receipt of a written request from the Company, the Escrow Manager shall deliver to the Company the portion of the CFO Cash, if any, that has not been distributed to IR Firms pursuant to Subsection (c); or

(f) as directed pursuant to Sections 6(i), 6(k) or 6(l).

3. Purpose of the Escrow Account. The Placement Agent, the Company and ARC China acknowledge and agree that the purpose of the Escrow Account is threefold: (i) to hold the Escrow Funds received from the Purchasers pending receipt of instructions for release in accordance with Section 2 at the Closing; (ii) to hold the IR Cash for distribution to the IR Firms; and (iii) to hold the CFO Cash for distribution to a CFO Candidate.

4. Relationship Between Escrow Manager and Bank Escrow Agent. The Bank Escrow Agent shall take directions only from the Escrow Manager with respect to the Escrow Funds, the IR Cash and the CFO Cash.

5. Non-Interest Bearing Account. The Escrow Manager shall deposit the Escrow Funds, the IR Cash and the CFO Cash into a non-interest bearing account held with the Bank Escrow Agent.

6. Concerning the Escrow Manager.

(a) The Escrow Manager shall not be under any duty to give the Escrow Funds, the IR Cash and the CFO Cash held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to Section 5 of this Escrow Agreement.

(b) This Escrow Agreement expressly sets forth all the duties of the Escrow Manager with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Manager. The Escrow Manager shall not be bound by the provisions of any other agreement among the parties hereto except this Escrow Agreement.

(c) The Escrow Manager shall not be liable, except for its own gross negligence, willful misconduct or breach of this Escrow Agreement, and, except with respect to claims based upon such gross negligence, willful misconduct or breach of this Escrow Agreement, that are successfully asserted against the Escrow Manager, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Manager (and any successor Escrow Manager) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Manager shall in no event be liable in connection with its investment or reinvestment of any Escrow Funds, IR Cash or CFO Cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence, willful misconduct or breach of this Escrow Agreement) in the investment or reinvestment of the Escrow Funds, the IR Cash or the CFO Cash or any loss of interest incident to any such delays.

(d) The Escrow Manager shall be entitled to reasonably rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Manager may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e) The Escrow Manager may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any action constituting gross negligence, willful misconduct or a breach of this Escrow Agreement.

(f) The Escrow Manager is serving as escrow manager only and has no interest in the Escrow Funds, the IR Cash or the CFO Cash deposited hereunder. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States Taxes. The Company will provide the Escrow Manager with appropriate W-9 forms for tax identification number certification or nonresident alien certifications if duly requested. This Section 6(f) and Section 6(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Manager.

(g) The Escrow Manager makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

(h) The Escrow Manager shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) The Escrow Manager (and any successor Escrow Manager) may at any time resign as such by delivering the Escrow Funds, the IR Cash and the CFO Cash to any successor Escrow Manager jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Manager shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Manager will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Manager has not received a designation of a successor Escrow Manager, the Escrow Manager's sole responsibility after that time shall be to safekeep the Escrow Funds, the IR Cash and the CFO Cash until receipt of a designation of successor Escrow Manager or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j) The Escrow Manager shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Funds, the IR Cash and the CFO Cash or in the event that the Escrow Manager in good faith is in doubt as to what action it should take hereunder, the Escrow Manager shall be entitled to retain the Escrow Funds, the IR Cash or the CFO Cash until the Escrow Manager shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Funds, the IR Cash or the CFO Cash, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Funds, the IR Cash or the CFO Cash, in which event the Escrow Manager shall disburse the Escrow Funds, the IR Cash or the CFO Cash in accordance with such order or agreement. Any court order referred to in clause (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Manager to the effect that said court order is final and nonappealable. The Escrow Manager shall act on such court order and legal opinions without further question.

(l) Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Manager is instructed as follows:

(i) That it shall be under no obligation to act, except as and to the extend directed under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

(ii) That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Manager under Section 6(c) above.

(m) The Company agrees to pay the Escrow Manager as compensation for the services of the Escrow Manager hereunder, an aggregate of $4,000 per year as payment in full for the services to be rendered by the Escrow Manager hereunder. In addition, the Company agrees to pay all reasonable expenses, disbursements and advances incurred or made by the Escrow Manager in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

(n) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Manager's name or the rights, powers or duties of the Escrow Manager shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Manager shall first have given its specific written consent to such mention(s).

     7. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to the Company:

Nutrastar Inc.
7/F (Jinhua Mansion)
41 Hanguang Street
Nangang District
P.R. China 150080
Attention: Han Lianyun
Facsimile: [______________]

With a copy to (which shall not be deemed notice):

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105-2228
Attention: Scott C. Kline
Facsimile: (415) 983-1200

If to the Placement Agent:

Gilford Securities Incorporated
777 Third Avenue, 17th Floor
New York, New York 10017
Attention: Robert Maley
Facsimile: (212) 223-1683

If to ARC China:

ARC China, Inc.
The Bank of China Building, 14/F
23 Zhongshan East No. 1 Road
Shanghai 200002, P.R. China
Attention: Adam Roseman
Facsimile: (310) 402-5932

If to the Escrow Manager:

Corporate Stock Transfer, Inc.

3200 Cherry Creek Drive, Suite 430
Denver, CO 80209
Attention: Carylyn Bell
Facsimile: (303) 282-5800

If to the Bank Escrow Agent:

United Western Bank
700 Seventeenth Street, Suite 100
Denver, CO 80202
Attention: John Fiedler
Facsimile: ________________

8. Waivers and Amendments. This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the Placement Agent, ARC China, the Company and the Escrow Manager.

9. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.

10. Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

11. Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

12. Termination. This Escrow Agreement shall terminate upon the complete distribution of the Escrow Funds, the IR Cash and the CFO Cash in accordance with the terms hereof. If any Escrow Funds are subject to a dispute under Section 6(l), this Escrow Agreement shall remain in full force and effect until such dispute is resolved in accordance with such Section 6(l).

13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and permitted assigns.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

THE COMPANY:

NUTRASTAR INTERNATIONAL INC.

By: /s/ Han Lianyun
Name: Han Lianyun
Title: Chief Executive Officer and Chairperson

THE PLACEMENT AGENT:

GILFORD SECURITIES INCORPORATED

By: /s/ Robert Maley
Name: Robert Maley
Title: President

THE ESCROW MANAGER:

CORPORATE STOCK TRANSFER, INC.

By: /s/ Carylyn Bell
Name: Carylyn Bell
Title: President

THE BANK ESCROW AGENT:

UNITED WESTERN BANK

By: /s/ John Fiedler
Name: John Fiedler
Title: Regional President

ARC CHINA:

ARC CHINA, INC.

By: /s/ Adam M. Roseman
Name: Adam M. Roseman
Title: Chief Executive Officer